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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

              Filed by the Registrant [X]
              Filed by a Party other than the Registrant [_]

              Check the appropriate box:

                [_]Preliminary Proxy Statement[_]Confidential, for Use of the
                [X]Definitive Proxy Statement    Commission Only (as Permitted
                                                 by Rule 14a-6(e)(2))
                [_]Definitive Additional Materials
                [_]Soliciting Material
                   Pursuant to Rule 14a-
                   11(c) or Rule 14a-12


                         TARGETED GENETICS CORPORATION
     ---------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



     ---------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]No fee required.

 [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                           CALCULATION OF FILING FEE

================================================================================
                                   PER UNIT PRICE
                                      OR OTHER
 TITLE OF                            UNDERLYING
EACH CLASS         AGGREGATE          VALUE OF          PROPOSED
    OF             NUMBER OF        TRANSACTION         MAXIMUM
SECURITIES       SECURITIES TO        COMPUTED         AGGREGATE
 TO WHICH            WHICH          PURSUANT TO          VALUE
TRANSACTION       TRANSACTION       EXCHANGE ACT           OF         TOTAL FEE
 APPLIES:          APPLIES:          RULE 0-11:       TRANSACTION:      PAID:
--------------------------------------------------------------------------------

================================================================================

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: __________________

                                              Filing Party: ___________________

Form, Schedule orRegistration Statement         Date Filed: ___________________
No. ______________________________________

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

                    [LOGO OF TARGETED GENETICS CORPORATION]

March 30, 1998

Dear Shareholder:

  You are cordially invited to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Targeted Genetics Corporation ("Targeted Genetics"), which will be held on Tuesday, May 5, 1998, at 9:00 a.m., local time, at the Company's headquarters, located at 1100 Olive Way, Suite 100, Seattle, Washington.

  At the Annual Meeting, you will be asked to consider and vote upon a proposal to amend the Targeted Genetics 1992 Restated Stock Option Plan (the "Option Plan") to increase the number of shares of common stock issuable under the Option Plan and to elect two directors to Targeted Genetics' Board of Directors.

  TARGETED GENETICS' BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN AND "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

  You should read carefully the accompanying Notice of Annual Meeting of Shareholders and the Proxy Statement for additional related information.

  Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the Annual Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                       Sincerely,

                                       /s/ H. Stewart Parker

                                       H. Stewart Parker
                                       President and Chief Executive Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                         TARGETED GENETICS CORPORATION
                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON 98101

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 5, 1998

TO THE SHAREHOLDERS OF TARGETED GENETICS CORPORATION:

  The Annual Meeting of Shareholders (the "Annual Meeting") of Targeted Genetics Corporation, a Washington corporation ("Targeted Genetics"), will be held on Tuesday, May 5, 1998, at 9:00 a.m., local time, at the Company's headquarters, located at 1100 Olive Way, Suite 100, Seattle, Washington, for the following purposes:

    1. To consider and vote upon a proposal to amend the Targeted Genetics 1992 Restated Stock Option Plan (the "Option Plan") to increase the number of shares of Targeted Genetics common stock, par value $.01 per share (the "Common Stock"), issuable under the plan.

    2. To elect two Class 1 directors to Targeted Genetics' Board of Directors to hold office until the third annual meeting of shareholders following such election and until their successors are elected and qualified.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Only holders of record of shares of Common Stock at the close of business on March 6, 1998, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  The affirmative vote of the holders of shares representing a majority of the total votes cast, in person or by proxy, at the Annual Meeting is required to approve the amendment of the Option Plan. The directors elected will be the two candidates receiving the greatest number of votes cast, in person or by proxy, at the Annual Meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF TARGETED GENETICS A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors

                                          /s/ James A. Johnson

                                          James A. Johnson
                                          Secretary

Seattle, Washington
March 30, 1998

                         TARGETED GENETICS CORPORATION

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is being furnished to holders of shares of common stock, par value $.01 per share (the "Common Stock"), of Targeted Genetics Corporation, a Washington corporation ("Targeted Genetics" or the "Company"), in connection with the solicitation of proxies by Targeted Genetics' Board of Directors (the "Board") for use at the 1998 Annual Meeting of Shareholders to be held on Tuesday, May 5, 1998, at the Company's headquarters, located at 1100 Olive Way, Suite 100, Seattle, Washington, commencing at 9:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"). The approximate date of the mailing of this Proxy Statement and the accompanying proxy is March 30, 1998.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

  At the Annual Meeting, shareholders of record of Targeted Genetics as of the close of business on March 6, 1998 will consider and vote upon (i) a proposal to amend the Targeted Genetics 1992 Restated Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock issuable under the plan by 500,000 from 2,000,000 to 2,500,000; (ii) the election of two Class 1 directors to the Board to hold office until the third annual meeting of shareholders following such election and until their successors are elected and qualified; and (iii) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  THE BOARD HAS APPROVED THE AMENDMENT TO THE OPTION PLAN AND RECOMMENDS THAT TARGETED GENETICS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE OPTION PLAN AND "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR. See "AMENDMENT OF THE OPTION PLAN" and "ELECTION OF DIRECTORS."

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

  The close of business on March 6, 1998 (the "Record Date") has been fixed as the record date for determining the holders of shares of Common Stock who are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 20,216,714 shares of Common Stock outstanding and entitled to vote. The holders of record on the Record Date of shares of Common Stock are entitled to one vote per share of Common Stock. The presence, in person or by proxy, of the holders of shares representing a majority of the voting power of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

  The affirmative vote of the holders of shares representing a majority of the total votes cast, in person or by proxy, is required to approve the amendment of the Option Plan. The directors elected at the Annual Meeting will be the two candidates receiving the greatest number of votes cast by the holders of shares of Common Stock present, in person or by proxy, at the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulate votes in the election of directors. As of the Record Date, directors and executive officers of Targeted Genetics and their affiliates may be deemed to be the beneficial owners of approximately 12% of the outstanding voting shares of Common Stock. Each of the directors and executive officers of Targeted Genetics plans to vote or direct the vote of all shares of Common Stock over which he or she has voting control in favor of the election of the nominees for director.

  Abstention from voting and broker nonvotes will have no effect on any of the proposals currently intended to be voted on at the Annual Meeting since they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals.

PROXIES

  Shares of Common Stock represented by properly executed proxies received at or prior to the Annual Meeting that have not been revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Shares of Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the amendment to the Option Plan and "FOR" the election of the nominees for director. Targeted Genetics shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy by submitting at any time prior to the vote on the approval of the amendment to the Option Plan and the election of the nominees for director a later-dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Targeted Genetics at any time prior to such vote or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not in and of itself revoke a proxy.

  If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

PROXY SOLICITATION

  Targeted Genetics will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, directors, officers and employees of Targeted Genetics may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Targeted Genetics will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                         AMENDMENT OF THE OPTION PLAN

PROPOSED AMENDMENT

  The Board recommends the adoption of an amendment to the Option Plan (the "Amendment") that increases the number of shares of Common Stock issuable under the plan by 500,000 from 2,000,000 to 2,500,000 shares. On January 30, 1998, the Board unanimously approved the Amendment subject to approval of the Amendment by Targeted Genetics' shareholders at the Annual Meeting. A copy of the amended Option Plan will be furnished by Targeted Genetics to any shareholder upon written request to the Secretary of Targeted Genetics.

  The Board believes that the Amendment is necessary to attract and retain the services of experienced and knowledgeable employees in a competitive biotechnology industry where its competitors utilize various stock option and equity participation plans to attract such individuals. The principal features of the Option Plan are described below.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT TO THE OPTION PLAN.

DESCRIPTION OF THE OPTION PLAN

  The Option Plan currently provides for the grant of options to acquire a maximum of 2,000,000 shares of Common Stock. As of March 6, 1998, options to purchase 143,900 shares of Common Stock granted under the Option Plan had been exercised, options to purchase 1,660,369 shares of Common Stock were outstanding and options to purchase 195,731 shares of Common Stock remained available for grant. The outstanding options were held by 90 individuals and were exercisable at a weighted average exercise price of $2.47 per share. Outstanding options to purchase an aggregate of 735,530 shares were held by executive officers as a group, outstanding options to purchase an aggregate of 36,000 shares were held by non-employee directors and outstanding options to purchase an aggregate of 872,839 shares were held by employees who are not officers or directors of the Company. Options granted in 1997 to each of the Company's executive officers are set forth under "EXECUTIVE COMPENSATION-- Option Exercises and Year-End Values."

  The Option Plan permits the granting of incentive stock options ("ISOs") to employees or nonqualified stock options ("NSOs") to employees, directors, officers, agents, consultants and independent contractors (any such person, an "Optionee") at the discretion of the administrator of the Option Plan (the "Plan Administrator"). The Compensation Committee of the Board of Directors is currently the Plan Administrator. Subject to the terms of the Option Plan, the Plan Administrator determines the terms and conditions of options granted under the Option Plan, including the exercise price. The maximum number of shares with respect to which an option or options may be granted to any Optionee in any taxable year may not exceed 200,000 shares. Additionally, the Option Plan provides that the Plan Administrator must act in good faith to establish an exercise price for options granted under the Option Plan that is not less than the fair market value per share at the date of grant. Each option must expire within 10 years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the Option Plan provides that the exercise price shall not be less than 110% of the fair market value per share at the date of grant and that the ISOs' term shall not exceed five years. NSOs generally expire 10 years from the date of grant. Unless otherwise provided by the Plan Administrator, options granted under the Option Plan vest at a rate of 20% per year over a five-year period.

  During an Optionee's lifetime, an option is exercisable only by the Optionee, and no option may be transferred by the Optionee other than by will or the laws of descent or distribution or, in the case of NSOs, pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended (the "Code")); provided, however, that to the extent permitted by Section 422 of the Code, the Plan Administrator may permit a recipient of an option to transfer such option or designate, by giving written notice to the Plan Administrator, a person who may exercise the option after such Optionee's death. An Optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or total disability, as such terms are defined in the Option Plan) may exercise, in the three-month period following such cessation (unless such options terminate or expire sooner by their terms), or such longer period as determined by the Plan Administrator, that portion of the Optionee's options that is exercisable at the time of such cessation. In the event the Optionee is terminated for cause, the options terminate upon the Company's discovery of such cause. In the event the Optionee dies or becomes totally disabled, the options vested as of the date of death or total disability may be exercised prior to the earlier of the option's specified expiration date or one year from the date of the Optionee's death or disability.

  Any vested and exercisable option granted under the Option Plan may be exercised in whole or in part at any time during the option period by giving written notice, signed by the person exercising the option, to the Company stating the number of shares with respect to which the option is being exercised, accompanied by payment in full of the option exercise price for the shares to be purchased; provided, however, that no less than 20% of the shares purchasable under the option (or the remaining shares purchasable under the option if less than 20%) may be purchased upon any exercise. Payment of the option exercise price may be made in cash, bank certified or cashier's check or personal check (unless in a particular case the Plan Administrator determines not to accept a personal check) or, to the extent permitted by the Plan Administrator and applicable laws and regulations, by (i) delivery to the Company of shares of Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial accounting purposes) and having an aggregate fair market value on the date of exercise equal to the option exercise price, (ii) delivery of a full recourse promissory note (with terms specified by the Plan Administrator), (iii) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the option exercise price and any federal, state or local withholding tax obligations, or
(iv) such other method of payment as the Plan Administrator shall determine at any time prior to exercise.

  In the event of a Change of Control (as defined in the Option Plan), except as otherwise provided in the instrument that evidences the option, each option that is at the time outstanding shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Change in Control, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for a Change in Control that would otherwise qualify for such accounting treatment. Such option shall not so accelerate, however, if and to the extent that (a) such option is, in connection with the Change in Control, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such option is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such option. The determination of comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such options shall terminate and cease to remain outstanding immediately following the consummation of the Change in Control, except to the extent assumed by the Successor Corporation. Any such options that are assumed or replaced in the Change in Control and do not otherwise accelerate at that time shall be accelerated in the event the Optionee's employment or services should subsequently terminate within two years following such Change in Control, unless such employment or services are terminated by the Successor Corporation for Cause or by the Optionee voluntarily without Good Reason (as defined in the Option Plan). A "Change of Control" is defined in the Option Plan to include certain changes in the composition of the Board, certain significant acquisitions of outstanding shares of Common Stock, and approval by the Company's shareholders of (i) a complete liquidation or dissolution of the Company, (ii) certain mergers or other reorganizations involving significant changes in ownership, or (iii) certain sales or other dispositions of all or substantially all of the Company's assets.

  The Board has the power to amend, suspend or terminate the Option Plan, provided that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, the Company's shareholders must approve any amendment that will (i) increase the number of shares reserved for issuance under the Option Plan, (ii) modify the class of participants eligible for participation in the Option Plan, or (iii) otherwise require shareholder approval under any applicable law or regulation. Unless sooner terminated by the Board of Directors, the Option Plan terminates on January 21, 2002.

  On March 6, 1998, the last reported sales price of the Common Stock as reported on the Nasdaq National Market was $1.75 per share.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the material federal income tax consequences of participation in the Option Plan. The discussion is general in nature and does not address issues related to the tax circumstances of any particular Optionee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address state, local or foreign consequences. Each Optionee is advised to consult with his or her own tax advisor for particular United States federal, as well as state, local and foreign, tax advice.

  There are no tax consequences to the Company or the Optionee upon the grant of an NSO under the Option Plan. Upon exercise of an NSO, the Optionee recognizes ordinary income equal to the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise; this income is subject to income and payroll tax withholding and reporting. The Company is entitled to a tax deduction equal to the income recognized by the Optionee, provided that the deduction is not otherwise disallowed by the Code.

  Upon grant or exercise of an ISO, an Optionee does not recognize taxable income, except that the excess of the fair market value of the shares at the time of exercise (with adjustments in certain instances) over the option price will be alternative minimum taxable income for purposes of calculating the Optionee's alternative minimum tax, if any. An option loses its status as an ISO and becomes an NSO if the Optionee exercises the ISO (i) more than three months after the Optionee terminates employment or retires for reasons other than death or disability or (ii) more than one year after the Optionee terminates employment because of disability. If an Optionee does not make a "disqualifying disposition" (defined below) of shares received upon the exercise of an ISO, the gain, if any, upon a subsequent sale of such shares (i.e., the excess of the proceeds received over the option price) will be capital gain. This capital gain will be "mid-term" capital gain taxable at a top marginal rate of 28% if the shares are sold within 18 months following the exercise of the ISO and "long-term" capital gain taxable at a top rate of 20% if the shares are sold more than 18 months after the exercise of the ISO.

  For shares acquired through exercise of an ISO, a "disqualifying disposition" is a transfer of the shares (i) within two years after the grant of the ISO or (ii) within one year after the transfer of the shares to the Optionee pursuant to the ISO's exercise. If the Optionee makes a disqualifying disposition, the Optionee generally will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the option price. Of that income, the excess of the lesser of (a) the fair market value of the shares at the time the ISO was exercised and (b) if the disqualifying disposition resulted from a sale to an unrelated party, the sales proceeds, over the option price will be ordinary income and the balance, if any, will be short-term, mid-term or long-term capital gain depending on how long the shares were held following the exercise of the ISO. While it may be reconsidering this matter, the last stated position of the Internal Revenue Service is that no withholding of income or payroll taxes is required with respect to compensation income recognized on a disqualifying disposition of an option. However, this compensation income is subject to payroll reporting.

  The Company is entitled to a deduction with respect to an ISO only if a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the Optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

                             ELECTION OF DIRECTORS

  In accordance with the Amended and Restated Bylaws of Targeted Genetics (the "Bylaws"), the Board shall be composed of not less than one nor more than nine directors. At present, there are eight directors, each of whom is placed into one of three classes such that, to the extent possible, there is an equal number of directors in each class. At the first election of directors to the classified Board, which took place in 1994, each Class 1 director was elected to serve a one-year term, each Class 2 director was elected to serve a two-year term and each Class 3 director was elected to serve a three-year term. After the first election of directors to the classified Board, generally every director elected to the Board holds office for a term of three years and until his or her successor is elected and qualified. However, if a director resigns from the Board prior to the expiration of his or her term, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term.

  At the Annual Meeting, two Class 1 directors are to be elected, each to hold office for a term of three years. Jack L. Bowman and Jeremy Curnock Cook have been nominated for election to the Board as Class 1 directors. Donald E. O'Neill, currently a Class 1 director, has expressed his intent not to stand for reelection when his term expires on May 5, 1998. Accordingly, the number of directors will be reduced from eight to seven as of the date of the Annual Meeting. It is intended that votes will be cast pursuant to the accompanying proxy for the election of these nominees unless contrary instructions are received. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named will be unable to serve if elected.

NOMINEES

  Jack L. Bowman (age 65) has been a director of the Company since March 1997. From 1987 until January 1994, Mr. Bowman was a company group chairman at Johnson & Johnson, having primary responsibility for a group of companies in the diagnostic, blood glucose monitoring and pharmaceutical businesses. From 1980 to 1987, Mr. Bowman held various positions at American Cyanamid Company, most recently as Executive Vice President. Mr. Bowman was a member of the board of trustees of The Johns Hopkins University and currently serves as a director of Cell Therapeutics, Inc., Cellegy Pharmaceuticals, Inc., CytRx Corporation, NeoRx Corporation and Osiris Therapeutics Inc.

  Jeremy Curnock Cook (age 49) has been a director of the Company since July 1995 and was elected Chairman of the Board in February 1998. He is a Director of Rothschild Asset Management Limited and has been responsible for the Rothschild Bioscience Unit since 1987. Mr. Cook founded the International Biochemicals Group in 1975, which he subsequently sold to Royal Dutch Shell in 1985, remaining as Managing Director until 1987. He is also a director of Cell Therapeutics, Inc., Creative BioMolecules Inc., Ribozyme Pharmaceuticals Inc. and SUGEN, Inc., as well as several public and privately held companies outside the United States, including International Biotechnology Trust plc (U.K.). Mr. Cook holds an MA in Natural Sciences from Trinity College Dublin.

CONTINUING DIRECTORS -- TERMS EXPIRE 1999

  Stephen A. Duzan (age 56) has been a director of the Company since its inception in 1989. He is currently Chairman, Chief Executive Officer and a director of Key Computer Systems, Inc. Mr. Duzan was a co-founder of Immunex Corporation ("Immunex"), and served as its Chief Executive Officer and as a director from its formation in 1981 until his retirement in September 1993. He also served as President of Immunex from 1981 through 1990. He currently serves on the board of directors of International Biotechnology Trust plc (U.K.), Ergo Science Corporation and a number of private companies and nonprofit organizations.

  James D. Grant (age 65) has been a director of the Company since February 1993. Mr. Grant served as Chairman and Chief Executive Officer of T Cell Sciences, Inc. (a biotechnology company) from 1986 to 1992 and as Chairman of the Board until his retirement in 1997. Previously he was Vice President of CPC International, Inc. (a multinational food and industrial products company) from 1972 to 1986. Mr. Grant served as Deputy Commissioner of the Food and Drug Administration (the "FDA") from 1969 to 1972, and was Vice Chairman of the Advisory Committee on the FDA ("Edwards Committee") from 1990 to 1991. Mr. Grant currently serves on the Board of Directors of Biocompatibles, Ltd. (U.K.) and International Biotechnology Trust plc (U.K.).

CONTINUING DIRECTORS -- TERMS EXPIRE 2000

  H. Stewart Parker (age 42) managed the formation of Targeted Genetics as a wholly owned subsidiary of Immunex and has been President, Chief Executive Officer and a director since the Company's inception in 1989. She served in various capacities at Immunex from August 1981 through December 1991, most recently as Vice President, Corporate Development. Ms. Parker also served as President and a director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products ("Receptech"), from February 1991 to January 1993. She received her B.A. and M.B.A. from the University of Washington.

  Mark Richmond (age 67) has been a director of the Company since July 1996. He is a business consultant in addition to a Research Fellow of the School of Public Policy, University College London. From January 1993 until his retirement in February 1996, Dr. Richmond was employed by Glaxo Wellcome plc (previously Glaxo plc) and served as Director of Research. Previously, from October 1990 until December 1993, he was Chairman of the Science and Engineering Research Council, London. Dr. Richmond received his Ph.D. and D.Sc. from Cambridge University, England.

  Martin P. Sutter (age 42) has been a director of the Company since July 1996. Mr. Sutter has been a General Partner of Essex/Woodlands Health Ventures, L.P., a venture capital firm, since September 1994. He has also been the Managing General Partner of The Woodlands Venture Partners, L.P. since October 1988. Mr. Sutter is currently a member of the Biomedical Advisory Board of the Houston Advanced Research Center, Chairman of the Board of Zonagen, Inc. and a director of Aronex Pharmaceuticals, Inc. and a number of private biomedical companies.

DIRECTOR COMPENSATION

  Directors who are employees of Targeted Genetics do not receive any fee for their services as directors. Directors who are not employees of Targeted Genetics are compensated pursuant to the Company's 1994 Stock Option Plan for Nonemployee Directors. Additionally, nonemployee directors are reimbursed for travel expenses incurred related to attendance at meetings.

COMMITTEES OF THE BOARD AND MEETINGS

  Targeted Genetics has established standing committees of the Board, including Audit, Compensation and Nominating Committees. Each of these committees is responsible to the full Board, and its activities are therefore subject to approval of the Board. The functions performed by these committees can be summarized as follows.

  Audit Committee. The Audit Committee reviews the corporate accounting and reporting practices, internal accounting controls, audit plans and results, investment policies, and financial reports of Targeted Genetics in order to ensure that Targeted Genetics' assets are appropriately safeguarded and to ensure the quality and integrity of its financial records. Additionally, the Audit Committee recommends to the Board the independent auditors to be retained by Targeted Genetics. The members of this committee are Jeremy Curnock Cook and Martin P. Sutter. The Audit Committee met twice, once telephonically, during 1997.

  Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors and officers of Targeted Genetics. This committee also administers Targeted Genetics' various incentive compensation and benefit plans, including stock option plans, and recommends the establishment of policies relating to such incentive compensation and benefit plans. The members of this committee are Jack L. Bowman, James D. Grant and Donald E. O'Neill. This committee met six times, once telephonically, during 1997.

  Nominating Committee. The Nominating Committee makes recommendations to the Board concerning the desired qualifications of prospective candidates to fill vacancies on the Board. The members of this committee are H. Stewart Parker and James D. Grant. This committee did not meet in 1997. The Nominating Committee will consider shareholder recommendations for director-nominees that are submitted in accordance with the procedures established in the Bylaws.

  During 1997, there were five meetings of the Board, none of which were held telephonically. With the exception of Stephen A. Duzan, each of the Company's directors was in attendance at 75% or more of the total number of Board and committee meetings held during such director's service on the Board or such committee, as the case may be.

                            EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

  The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995 for Targeted Genetics' Chief Executive Officer and its other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                   LONG-TERM
                                     ANNUAL       COMPENSATION
                                  COMPENSATION       AWARDS
                               ------------------ ------------
                                                   SECURITIES
   NAME AND PRINCIPAL                              UNDERLYING     ALL OTHER
        POSITION          YEAR SALARY($) BONUS($)  OPTIONS(#)  COMPENSATION($)
   ------------------     ---- --------- -------- ------------ ---------------
H. Stewart Parker(1)..... 1997  216,000       --     60,196         2,783
President and Chief       1996  200,000   42,500     35,522         2,783
 Executive Officer        1995  165,000   41,250     39,186           235

Barrie J. Carter,
 Ph.D.(2)................ 1997  167,000       --     37,081         3,527
Executive Vice President  1996  154,000   26,180     24,112         9,027
 and Director of          1995  140,000   28,000     26,982         6,018
 Research and Development

Richard Daifuku, M.D.,
 Ph.D.(3)................ 1997  180,000       --     40,451        15,071
Vice President, Clinical  1996  168,000   21,420         --        14,783
 Affairs                  1995  150,974       --     40,000        65,303

James A. Johnson(4)...... 1997  152,500       --     33,950         2,783
Vice President, Finance,  1996  141,000   17,978     22,045         2,783
 Chief Financial          1995  128,000   19,200     25,038           103
 Officer, Treasurer and
  Secretary

--------
(1) All Other Compensation consists of matching contributions to a 401(k) savings plan of $2,375 in 1997 and 1996 and excess life insurance premiums of $408 in 1997 and 1996 and $235 in 1995.

(2) All Other Compensation consists of matching contributions to a 401(k) savings plan of $2,375 in 1997 and 1996, extinguishment of debt associated with initial purchases of Common Stock of $5,500 in 1996 and 1995 and excess life insurance premiums of $1,152 in 1997 and 1996 and $518 in 1995.

(3) Dr. Daifuku began his employment with Targeted Genetics on January 23, 1995. All Other Compensation consists of matching contributions to a 401(k) savings plan of $2,375 in 1997 and 1996, extinguishment of debt associated with relocation costs of $12,000 in all three years presented, reimbursement of relocation expenses of $53,079 in 1995 and excess life insurance premiums of $696, $408 and $224 in 1997, 1996 and 1995, respectively. Dr. Daifuku's employment with Targeted Genetics terminated on January 31, 1998.

(4) All Other Compensation consists of matching contributions to a 401(k) savings plan of $2,375 in 1997 and 1996 and excess life insurance premiums of $408 in 1997 and 1996 and $103 in 1995.

OPTION GRANTS

  The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 to Targeted Genetics' Chief Executive Officer and its other executive officers named above in the Summary Compensation Table.

                         OPTION GRANTS IN FISCAL 1997

                                                                              POTENTIAL
                                                                             REALIZABLE
                                         INDIVIDUAL GRANTS                    VALUE AT
                          ------------------------------------------------ ASSUMED ANNUAL
                                         PERCENT OF                        RATES OF STOCK
                            NUMBER OF   TOTAL OPTIONS                           PRICE
                             SHARES      GRANTED TO                        APPRECIATE FOR
                           UNDERLYING   EMPLOYEES IN  EXERCISE             OPTION TERM(3)
                             OPTIONS       FISCAL       PRICE   EXPIRATION ---------------
NAME                      GRANTED(#)(1) YEAR(%)(1)(2) ($/SHARE)    DATE     5%($)  10%($)
----                      ------------- ------------- --------- ---------- ------- -------
H. Stewart Parker.......     60,196         11.4        4.75    1/14/2007  179,820 455,700
Barrie J. Carter, Ph.D..     37,081          7.0        4.75    1/14/2007  110,170 280,713
Richard Daifuku, M.D.,
 Ph.D...................     40,451          7.7        4.75    1/14/2007  120,837 306,226
James A. Johnson........     33,950          6.5        4.75    1/14/2007  101,418 257,011

--------
(1) Options are granted at the fair market value on the date of grant and vest over five years with 20% of each grant becoming exercisable annually beginning on the first anniversary of the date of grant. Certain changes in control of Targeted Genetics can trigger accelerated vesting of stock options and rights to related payments.
(2) Options to purchase 526,728 shares of Common Stock were granted by the Company to its employees during 1997.
(3) The dollar amounts under these columns are the result of calculations at assumed rates of 5% and 10% and are not intended to forecast future appreciation. No value will be realized if the stock price does not exceed the exercise price of the options.

OPTION EXERCISES AND YEAR-END OPTION VALUES

  The following table sets forth certain information as of December 31, 1997, regarding options held by Targeted Genetics' Chief Executive Officer and its other executive officers named above in the Summary Compensation Table. None of such individuals exercised any options during the fiscal year ended December 31, 1997.

                 AGGREGATED FISCAL 1997 YEAR-END OPTION VALUES

                                 TOTAL NUMBER OF        VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                               FISCAL YEAR-END(#)       FISCAL YEAR-END($)(1)
                            ------------------------- -------------------------
NAME                        EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                        ----------- ------------- ----------- -------------
H. Stewart Parker..........   92,778       132,126      83,200          --
Barrie J. Carter, Ph.D.....   39,615        88,560         --           --
Richard Daifuku, M.D.,
 Ph.D......................   16,000        64,451         --           --
James A. Johnson...........   50,424        90,609       3,120        2,080

--------
(1) This amount is the aggregate number of the outstanding options multiplied by the difference between $2.63 (the closing price of the Common Stock as reported on the Nasdaq National Market on December 31,
      1997) and the exercise price of such options.

CHANGE IN CONTROL ARRANGEMENTS

  Senior Management Employment Agreements. In October 1996, the Company entered into Senior Management Employment Agreements with each of Ms. Parker, Drs. Carter and Daifuku and Mr. Johnson. These agreements provide that upon a "change in control" (as defined in the agreements) each such executive will be entitled to receive an annual base salary no less than his or her salary in effect prior to the change in control and an annual bonus at least equal to the average of his or her annual bonuses for the three prior years. In addition, each such executive will be entitled to insurance coverage and other employee benefits no less favorable than the Company's benefits in effect prior to the change in control. If during the two-year period after a change in control any such executive's employment is terminated by the Company for any reason other than death, disability or "cause" or by the executive for "good reason" (as such terms are defined in the agreements), such executive will be entitled to certain additional benefits, including a lump sum payment equal to one and one-half times (or, in the case of Ms. Parker, two times) the sum of (i) such executive's annual salary prior to the change in control (or on the date of termination, if such executive's salary is higher on such date) and (ii) a percentage of such salary equal to the executive's percentage bonus for the year prior to the change in control. If no such bonus was paid, or if the bonus cannot be determined, the applicable percentage will be 10%. In addition, any such terminated executive will be entitled to payment of an amount sufficient to compensate such executive for any excise tax, including interest and penalties, imposed under Section 4999 of the Code and to continuation of life insurance, disability, health and dental, and other similar employee benefits for one year following termination. The Senior Management Employment Agreements may be terminated upon 30 days' prior written notice; provided, however, that the Company will remain liable for any obligations arising prior to such termination. Dr. Daifuku's Senior Management Employment Agreement terminated on January 31, 1998.

  Option Plans. The Option Plan contains provisions that could result in the accelerated vesting of options granted pursuant to such plan in the event of a Change in Control (as defined in the Option Plan). See "AMENDMENT OF THE OPTION PLAN--Description of the Option Plan."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") currently consists of Jack L. Bowman, James D. Grant and Donald E. O'Neill, all of whom are nonemployee directors. Prior to July 15, 1997, Stephen A. Duzan served on the Committee. After his resignation from the Committee, the Board appointed Mr. Bowman to fill the resulting vacancy. After the Annual Meeting, Mr. O'Neill's service on the Committee will cease and Mark Richmond, also a nonemployee director, will be appointed to the Committee. The Committee is responsible for the Company's executive compensation program and for administering the Company's 1992 Amended and Restated Stock Option Plan (the "Option Plan"). On an annual basis, the Committee evaluates the performance and compensation of the Company's executive officers.

  The Company's executive compensation philosophy is to pay competitively in order to attract qualified executive personnel capable of leading the Company to achievement of its business objectives; retain and motivate these executives to achieve superior performance; link individual compensation to individual and company performance; and align executives' financial interests with those of the Company's shareholders.

  The Company's executive compensation program includes the following components:

  . competitive base salaries, targeting the 50th percentile of base salaries paid by other biotechnology companies of comparable size and mission with which the Company competes for qualified executives;

  . annual bonuses which are structured to encourage executives to focus on the achievement of important short-term and long-term corporate objectives; and

  . long-term incentives, in the form of stock option grants, which provide financial rewards on the same basis as those realized by the Company's shareholders.

  Base Salaries. In January 1997, the Committee met to consider the compensation levels of the Company's executive officers, which were reviewed in comparison to: (1) Radford Associates' 1996 Biotechnology Compensation Survey Report, a published survey of salaries paid by 292 companies within the biotechnology industry, with a subset of data for companies with 51 to 149 employees; (2) an informal survey of reported executive salary information for 30 publicly-held biotechnology companies having total market capitalizations of less than $150 million; and (3) the salary levels of executives at the following publicly traded gene therapy companies: Cell Genesys, Inc., GeneMedicine, Inc., Somatix Therapy Corporation and Vical Incorporated. The base salaries of the Company's executive officers were generally determined to be below the industry survey medians and below the average of salaries paid by the other public gene therapy companies and therefore below the Committee's goal for compensating the Company's executives.

  The Committee directed an 8% increase in Ms. Parker's base salary to $216,000. As a result, Ms. Parker's base salary remains significantly below the 50th percentile of salaries paid to chief executive officers according to the industry surveys. The Committee believed that this was appropriate, because the Company did not fully achieve its goals in 1996, particularly with respect to the completion of a significant collaboration transaction. Dr. Carter and Mr. Johnson each received increases of approximately 8% in their base salary, to $167,000 and $152,500, respectively, and Dr. Daifuku received an increase of approximately 7% to $180,000. Such increases place the base salaries of such officers in approximately the 50th percentile of salaries paid to officers in similar positions according to the industry surveys.

  Cash Bonuses. Traditional measures of corporate performance, such as earnings or sales growth, do not apply to development stage biotechnology companies. The Committee's view is that it is most appropriate to measure performance of the Company's executive management based on progress toward achievement of operating goals which are formulated to promote advancement of key aspects of the Company's business.

  In January 1998, the Committee met to evaluate the performance of the Company's executive management with respect to a series of goals that were set in early 1997. The goals covered the completion of corporate collaboration transactions; completion of patient accrual into certain clinical trials; successful development of certain technology enhancements; and generation of additional capital investment. The goals related to completion of corporate collaboration transactions were weighted heavier than the others, representing approximately 80% of the total. The Committee concluded that, although certain goals had been met during the year, the primary goals related to corporate collaborations had not been accomplished. Accordingly, the Committee concluded that no bonuses would be paid to the Company's executive officers for 1997. The Committee decided, however, that this decision would be reviewed at mid-year relative to progress achieved with respect to corporate collaboration transactions, reductions in operating expenses and other strategic initiatives in the first half of 1998.

  Stock Option Grants. Stock options are granted to provide a long-term incentive opportunity that is directly linked to increase in shareholder value. They are granted with an exercise price equal to the market value of Common Stock on the date of the grant, have a term of ten years, and become exercisable in 20% annual increments beginning one year after the date of grant. To encourage stock retention, all options are granted as incentive stock options to the maximum extent possible under the Code.

  As part of the design of the Company's executive compensation program, the Company has adopted a formula to be used for establishing the number of stock option grants to be awarded annually to the Company's executives. The formula is as follows: the number of shares on which options are to be awarded equals the executive's base salary (multiplied by a factor of 1.25 in the case of Ms. Parker) divided by the average closing price of the Company's stock over the twenty trading days ending on the date of the stock option grant. Based on performance factors, the Committee may adjust the number of options produced by the formula either upward or downward.

  In January 1997, the Committee granted stock options to the Company's executive officers based on the formula described above, without adjustment. Ms. Parker, Dr. Carter, Dr. Daifuku and Mr. Johnson received stock options for 60,196 shares, 37,081 shares, 40,451, and 33,950 shares, respectively.

  The Committee has not adopted a policy with respect to the application of
Section 162(m) of the Code, which generally imposes an annual corporate deduction limitation of $1,000,000 on the compensation of certain executive officers. Pursuant to Section 162(m), compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted under the Option Plan qualify as "performance-based compensation".

                                            Compensation Committee

                                            Jack L. Bowman
                                            James D. Grant
                                            Donald E. O'Neill

                               PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on the Common Stock with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Pharmaceutical Stocks Index, an index of all companies whose stocks are traded on the Nasdaq Stock Market and whose Primary Standard Industrial Classification Code Number is 283, Pharmaceutical Companies. The graph shows the value of $100 invested on May 20, 1994 (the date of Targeted Genetics' initial public offering) in Targeted Genetics Common Stock, the Nasdaq Stock Market Total Return Index and the Nasdaq Pharmaceutical Stocks Index.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TARGETED GENETICS CORPORATION, NASDAQ STOCK MARKET TOTAL RETURN INDEX AND NASDAQ PHARMACEUTICAL STOCKS INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                May 20,  Dec. 30,  Dec. 29,  Dec. 31,  Dec. 31,
                                 1994      1994      1995      1996      1997
                               --------  --------  --------  --------  --------
Targeted Genetics               $100.00   $ 87.50   $ 93.83   $ 75.00   $ 43.83
Nasdaq Stock Market             $100.00   $104.43   $147.66   $181.64   $222.99
Nasdaq Pharmaceutical Stocks    $100.00   $ 96.53   $176.46   $176.46   $182.67

                   PRINCIPAL TARGETED GENETICS SHAREHOLDERS

  The following table sets forth, as of March 2, 1998, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each person known by Targeted Genetics to own beneficially more than 5% of the shares of Common Stock, (ii) each director of Targeted Genetics, (iii) each of Targeted Genetics' executive officers for whom compensation is reported in this Proxy Statement, and (iv) all directors and executive officers of Targeted Genetics as a group. Except as otherwise noted, Targeted Genetics believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                        PERCENT
          NAME AND ADDRESS OF                      AMOUNT AND NATURE OF   OF
           BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP  CLASS
          -------------------                      -------------------- -------
   5% OWNERS:
    Immunex Corporation...........................      2,613,122        13.0%
      51 University
      Street Seattle, WA 98101
    State of Wisconsin Investment Board...........      1,662,500         8.2%
      121 E. Wilson Street
      P.O. Box 7842
      Madison, WI 53707
    Wellington Management Company.................      1,601,900         7.9%
      75 State Street
      Boston, MA 02109
    International Biotechnology Trust plc ........      1,450,000         7.2%
      c/o Rothschild Asset Management Limited
      Five Arrows House
      St. Swithin's Lane
      London, England EC4N 8NR
   DIRECTORS AND EXECUTIVE OFFICERS:
    H. Stewart Parker.............................        273,925(1)      1.3%
    Barrie J. Carter, Ph.D. ......................        183,915(2)       *
    James A. Johnson..............................         77,631(3)       *
    Jack L. Bowman................................            --           --
    Jeremy Curnock Cook...........................      1,461,667(4)      7.2%
    Stephen A. Duzan..............................         24,264(5)       *
    James D. Grant................................         20,000(6)       *
    Donald E. O'Neill.............................         28,000(7)       *
    Mark Richmond, Ph.D., D.Sc. ..................          5,000(6)       *
    Martin P. Sutter..............................        684,649(8)      3.4%
    All directors and executive officers as a           2,759,051(9)     13.4%
     group (10 persons)...........................

--------

 *   Less than 1%.
(1) Includes 119,760 shares subject to options that may be exercised within 60 days.
(2) Includes 57,250 shares subject to options that may be exercised within 60 days.
(3) Includes 74,631 shares subject to options that may be exercised within 60 days.

(4) Represents 1,450,000 shares of Common Stock owned by International Biotechnology Trust plc ("IBT"), an investment trust the shares of which are traded on the London Stock Exchange, and 11,667 shares subject to options that may be exercised within 60 days. Mr. Cook is a management director of Rothschild Asset Management Limited, the investment manager and secretary of IBT, and thereby has power to direct IBT's investments. Mr. Cook disclaims beneficial ownership of the securities owned by IBT.
(5) Includes 17,600 shares subject to options that may be exercised within 60 days.
(6) Represents shares subject to options that may be exercised within 60 days.
(7) Includes 20,000 shares subject to options that may be exercised within 60 days.
(8) Represents 220,483 shares of Common Stock owned by The Woodlands Venture Fund, L.P.; 459,166 shares of Common Stock owned by The Woodlands/Essex Venture Partners III, L.P.; and 5,000 shares subject to options that may be exercised within 60 days. Mr. Sutter is (i) a General Partner of The Woodlands/Essex Management Partners, L.P., which is the General Partner of The Woodlands/Essex Venture Partners III, L.P., and (ii) the Managing General Partner of The Woodlands Venture Partners, L.P., which is the General Partner of The Woodlands Venture Fund, L.P., and thereby has the power to vote the securities. Although for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Mr. Sutter is deemed to be the beneficial owner of such securities, Mr. Sutter expressly disclaims that he is, in fact, the beneficial owner of such securities.
(9) Includes 1,450,000 shares of Common Stock owned by IBT; 220,483 shares of Common Stock owned by The Woodlands Venture Fund, L.P.; 459,166 shares of Common Stock owned by The Woodlands/Essex Venture Partners III, L.P.; and 330,908 shares subject to options that may be exercised within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Targeted Genetics' officers and directors, and persons who own more than 10% of a registered class of Targeted Genetics' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish Targeted Genetics with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, Targeted Genetics believes that during calendar year 1997 all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                             INDEPENDENT AUDITORS

  Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                                OTHER BUSINESS

  The Board does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                  PROPOSALS BY TARGETED GENETICS SHAREHOLDERS

  Shareholder proposals intended to be presented at Targeted Genetics' 1999 Annual Meeting of Shareholders must be received by Targeted Genetics not later than November 30, 1998 for inclusion in the proxy materials for such meeting.

                          ANNUAL REPORT AND FORM 10-K

  Copies of Targeted Genetics' 1997 Annual Report and Form 10-K are being mailed with this Proxy Statement to each shareholder of record. Targeted Genetics shareholders not receiving a copy of such Annual Report or Form 10-K may obtain one without charge by writing or calling Investor Relations, Targeted Genetics Corporation, 1100 Olive Way, Suite 100, Seattle, Washington 98101, (206) 623-7612.

                         TARGETED GENETICS CORPORATION

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 5, 1998

     The undersigned hereby appoint(s) H. Stewart Parker and James A. Johnson and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Targeted Genetics Corporation held of record by the undersigned on March 6, 1998 at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, located at 1100 Olive Way, Suite 100, Seattle Washington, at 9:00 a.m. on Tuesday, May 5, 1998, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

The Board of Directors recommends a vote "FOR" Item 1 and "FOR the Nominees" in
Item 2.

Please mark your votes as indicated [X]

(1) APPROVAL OF AMENDMENT TO 1992 RESTATED STOCK OPTION PLAN

       FOR        AGAINST        ABSTAIN
       [ ]          [ ]            [ ]


                                                         WITHHOLD
                                                         AUTHORITY
(2) ELECTION OF CLASS 1 DIRECTORS         FOR the       to vote for
    NOMINEES: Jack L. Bowman              Nominees      the Nominees
              Jeremy Curnock Cook           [ ]             [ ]

    SHARES REPRESENTED BY THIS       WITHHOLD for the following only: (write the
PROXY WILL BE VOTED AS DIRECTED      name of the nominee in the space below)
BY THE SHAREHOLDER IN THE SPACE
PROVIDED. IF NO DIRECTION IS         ___________________________________________
GIVEN, THIS PROXY WILL BE VOTED      unless otherwise directed, all votes will
"FOR" ITEM 1 AND "FOR THE            be apportioned equally among those persons
NOMINEES" IN ITEM 2.                 for whom authority is given to vote

                                     I plan to attend the Annual Meeting [ ]

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Date ____ Signature (s) _____________      Date ____ Signature (s) _____________

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE